Exhibit 4.1(c)

ATLAS RESOURCE PARTNERS HOLDINGS, LLC

ATLAS RESOURCE FINANCE CORPORATION

and

the Guarantors named herein

_______________________________________

7.750% SENIOR NOTES DUE 2021

______________________________________________

________________________

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF JULY 23, 2015

__________________________

U.S. BANK NATIONAL ASSOCIATION,

Trustee

__________________________

This SECOND SUPPLEMENTAL INDENTURE, dated as of July 23, 2015, is among Atlas Resource Partners Holdings, LLC, a Delaware limited liability company (the “Company”), Atlas Resource Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), Atlas Resource Partners, L.P. (“ARP”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors” and, together with ARP, the “Guarantors”) and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, ARP, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of January 23, 2013 (the “Base Indenture”), as amended by a supplemental indenture dated as of June 2, 2014 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), pursuant to which the Issuers have issued an aggregate of $375,000,000 in principal amount of 7.750% Senior Notes due 2021 (the “Notes”);

WHEREAS, ATLS Production Company, LLC, an indirect wholly-owned subsidiary of the Company, has guaranteed Indebtedness of ARP under ARP’s revolving credit facility and as such is required by Section 4.13 of the Indenture to become a Subsidiary Guarantor under the Indenture;

WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantors pursuant to Section 4.13 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01.This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From June 5, 2015, and in accordance with Section 4.13 and by executing this Second Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01.Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03.THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.04.The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

ATLAS RESOURCE PARTNERS HOLDINGS, LLC

By:  Atlas Resource Partners, L.P., its Sole Member

By:  Atlas Energy Group, LLC, its General Partner

By:	/s/ Sean McGrath Name: Sean McGrath Title: Chief Financial Officer

ATLAS RESOURCE FINANCE CORPORATION

By:	/s/ Sean McGrath Name: Sean McGrath Title: Chief Financial Officer

Parent Guarantor:

ATLAS RESOURCE PARTNERS, L.P.

By:  Atlas Energy Group, LLC, its General Partner

By:	/s/ Sean McGrath Name: Sean McGrath Title: Chief Financial Officer

[Signature Page to ARP Second Supplemental Indenture – 7.75% Notes]

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Subsidiary Guarantors:

ATLAS ENERGY COLORADO, LLC
ATLAS ENERGY INDIANA, LLC
ATLAS ENERGY OHIO, LLC
ATLAS ENERGY TENNESSEE, LLC
ATLAS NOBLE, LLC
ATLAS RESOURCES, LLC
REI-NY, LLC
RESOURCE ENERGY, LLC
RESOURCE WELL SERVICES, LLC
VIKING RESOURCES, LLC
ARP BARNETT, LLC
ARP OKLAHOMA, LLC
ARP BARNETT PIPELINE, LLC
ATLAS BARNETT, LLC

ARP MOUNTAINEER PRODUCTION, LLC

ARP PRODUCTION COMPANY, LLC

ARP RANGELY PRODUCTION, LLC

ARP EAGLE FORD, LLC

By:  Atlas Resource Partners Holdings, LLC, its Sole Member

By:  Atlas Resource Partners, L.P., its Sole Member

By:  Atlas Energy Group, LLC, its General Partner

By:	/s/ Sean McGrath Name: Sean McGrath Title: Chief Financial Officer

ARP BARNETT PIPELINE, LLC

By:  ARP Barnett, LLC, its Sole Member

By:  Atlas Resource Partners Holdings, LLC, its Sole Member

By:  Atlas Resource Partners, L.P., its Sole Member

By:  Atlas Energy Group, LLC, its General Partner

By:	/s/ Sean McGrath Name: Sean McGrath Title: Chief Financial Officer

ATLS PRODUCTION COMPANY, LLC

By:  ARP Production Company, LLC, its Sole Member

By:  Atlas Resource Partners Holdings, LLC, its Sole Member

By:  Atlas Resource Partners, L.P., its Sole Member

By:  Atlas Energy Group, LLC, its General Partner

By:	/s/ Sean McGrath Name: Sean McGrath Title: Chief Financial Officer

[Signature Page to ARP Second Supplemental Indenture – 7.75% Notes]

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U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Steven A. Finklea Name: Steven A. Finklea, CCTS Title: Vice President

[Signature Page to ARP Second Supplemental Indenture – 7.75% Notes]

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